UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

COGNITION THERAPEUTICS, INC.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2500 Westchester Ave.
Purchase, New York 10577
2026 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 17, 2026
April 27, 2026
Dear Stockholder:
We are pleased to invite you to attend Cognition Therapeutics, Inc.’s 2026 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Wednesday , June 17, 2026. The Annual Meeting will be held in virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe that the virtual meeting format enables stockholders to attend and participate from any location around the world at no cost and provides for cost savings to Cognition Therapeutics, Inc.. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/CGTX2026.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2026 Annual Meeting of Stockholders, or the Notice, and 2026 Annual Meeting Proxy Statement, or the Proxy Statement. Other than the proposals described in the Proxy Statement, our Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions with respect to voting, please contact our Chief Executive Officer, Lisa Ricciardi, at (412) 481-2210.
Sincerely,
/s/ Lisa Ricciardi
Lisa Ricciardi
President, Chief Executive Officer and Director

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT APRIL 27, 2026.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Cognition Therapeutics, Inc., or the Annual Meeting, will be held on Wednesday, June 17, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only. We are holding the meeting for the purpose of considering and acting upon:
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The election of the two director nominees that are set forth in the attached 2026 Annual Meeting Proxy Statement, or the Proxy Statement, to serve as Class II directors, whose term will expire in 2029;

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The ratification of the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the 2026 fiscal year; and

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Any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2026 Annual Meeting of Stockholders, or the Notice.
MEETING INFORMATION
Date:	June 17, 2026
Time:	9:00 a.m.
Location:	Via the Internet www.virtualshareholdermeeting.com/CGTX2026
Record Date:	You can vote if you were a stockholder of record on April 20, 2026.
Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors
Jack A. Khattar
Chairman of the Board
April 27, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2026. This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 27, 2026. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements, please send your request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer.

SUMMARY INFORMATION
To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the 2025 Annual Report, in full.
2026 Annual Meeting of Stockholders
Time and Date	Record Date	Location
9:00 a.m., Eastern Time Wednesday, June 17, 2026	April 20, 2026	Via the Internet www.virtualshareholdermeeting.com/CGTX2026
Summary of Stockholder Voting Matters
Proposal		For More Information	Board of Directors Recommendation
Proposal 1: Election of Class II Directors for a Three-Year Term Expiring in 2029		Page 32	✓ FOR Each Nominee
Aaron Fletcher, Ph.D.	Lisa Ricciardi
Proposal 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2026		Page 33	✓ FOR
Our Director Nominees
You are being asked to vote on the election of Aaron Fletcher, Ph.D. and Lisa Ricciardi as Class II directors, each to serve for a three-year term expiring at our 2029 Annual Meeting of Stockholders. The number of members of our Board of Directors, or the Board, is currently set at six members and is divided into three classes, each of which has a three-year term and consists of two directors.
The term of office of our Class II directors expires at the Annual Meeting. The Board has nominated Aaron Fletcher, Ph.D. and Lisa Ricciardi for re-election at our Annual Meeting to serve until the 2029 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes properly cast by our stockholders at the Annual Meeting. The two nominees receiving the most “FOR” votes (among votes properly cast online at the meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “FOR” the election of Aaron Fletcher, Ph.D. and Lisa Ricciardi. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.
NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS
					AC	CC	NCGC
Aaron Fletcher, Ph.D.	46	2015	Managing Partner, Bios Partners, LP	Yes		C
Lisa Ricciardi	66	2019	Chief Executive Officer and President of Cognition Therapeutics, Inc.	No

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee

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CORPORATE GOVERNANCE HIGHLIGHTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
GOVERNANCE ITEM
Size of Board (set by the Board)	6
Number of Independent Directors	5
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Elections	Plurality
RECENT CLINICAL AND OPERATIONAL HIGHLIGHTS
Dementia with Lewy Body (DLB)
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Published Phase 2 results from SHIMMER COG1201 study in DLB, which were also presented at the International Lewy Body Dementia Conference. Results show strong therapeutic responses across behavioral domains and particularly psychosis, as well as functional, cognitive, and movement domains.

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Launched expanded access program for DLB patients following philanthropic donation.

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Planned mid-year meeting with FDA Division of Psychiatry to discuss DLB psychosis trial, indication, and path forward.

Alzheimer’s Disease (AD)
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Completed enrollment in December 2025 in Phase 2 ‘START’ COG0203 (NCT05531656) study of 545 subjects with mild cognitive impairment (MCI) and early Alzheimer’s disease; topline results expected in 2027.

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Conducted end-of-Phase 2 meeting with FDA and aligned with Agency on development plan for zervimesine in Alzheimer’s disease.

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Held scientific advice interaction with European Medicines Agency to discuss the Alzheimer’s disease program.

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PROXY STATEMENT
This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Cognition Therapeutics, Inc. in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Wednesday, June 17, 2026, at 9:00 a.m., Eastern Time, via the Internet at www.virtualshareholdermeeting.com/CGTX2026.
This Proxy Statement and the enclosed proxy card are first being furnished to our stockholders on or about April 27, 2026. The Notice of Internet Availability of Proxy Materials being mailed to the stockholders is not part of the Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 27, 2026. This Proxy Statement and our 2025 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2025 Annual Report, including the financial statements, please send your request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our common stock at the close of business on April 20, 2026, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 89,353,773 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.
VOTING METHODS
You may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to +1 (800) 690-6903.	You can vote at the meeting at www.virtualshareholder meeting.com/CGTX2026.
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 16, 2026.
Sign a new proxy card and submit it by mail, which must be received no later than June 16, 2026. Only your latest dated proxy card will be counted.
Give our Chief Financial Officer written notice before or during the meeting that you want to revoke your proxy.
Virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CGTX2026. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy.
If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting.   The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on June 16, 2026. If you are a registered stockholder and virtually attend the Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes, votes withheld and abstentions are treated with respect to our proposals:
Proposal	Votes Required	Treatment of Votes Withheld, Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1: Election of Class II Directors for a Three-Year Term Expiring in 2029	Plurality of the votes properly cast	Votes withheld and broker non-votes will have no effect on the outcome of the proposal	No
Proposal 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2026	Majority of the votes properly cast	Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal	Yes
QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, either attending the meeting virtually or represented by proxy, of the holders representing one third of the voting power of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer of the meeting may adjourn the Annual Meeting to another date.
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of our Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS
Our Board has nominated Aaron Fletcher, Ph.D. and Lisa Ricciardi for re-election as Class II directors at our Annual Meeting to hold office until our 2029 Annual Meeting of Stockholders.
Our Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board oversees the selection of the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees its performance.
Our Board currently consists of directors divided into three classes, with each class holding office for a three-year term. Aaron Fletcher, Ph.D. and Lisa Ricciardi, current Class II directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2029 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, our Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
BOARD STRUCTURE AND COMPOSITION
The Nominating and Corporate Governance Committee is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.
Our Second Amended and Restated Bylaws, as amended, or Bylaws, provide that the number of members of our Board shall be fixed by our Board from time to time. Our Board is currently fixed at six members and is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.
CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
GENERAL CRITERIA
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Ability to contribute to our Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to our strategy and operations, including, but not limited to:

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Experience in life sciences and biotechnology fields,

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Financial expertise,

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Knowledge about our business or industry, and

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Experience in leadership roles in preclinical and clinical stage biotechnology companies.

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Personal integrity and ethical character, commitment and independence of thought and judgment;

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Capability to fairly and equally represent our stockholders;

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Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in our Board’s decision-making process and make difficult decisions in our best interest;

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Willingness and ability to devote sufficient time, energy and attention to the affairs of us and our Board; and

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Contributes to optimal mix of background, professional experience and perspectives; and

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Lack of actual and potential conflicts of interest.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, and evaluates the experience and skills that would be valuable in new Board members.
SELECTION OF CANDIDATES
Director Skill Set Considerations
In recruiting and selecting Board candidates, the Nominating and Corporate Governance Committee takes into account the size of our Board, the skills and experience of each candidate, and how those skills complement us and the current Board. The Nominating and Corporate Governance Committee also considers a wide range of additional factors such as other positions the director or candidate holds, including other boards of directors on which he or she serves, and the independence of each director and candidate, to ensure that a substantial majority of our Board is independent.
Board Commitment to Diversity
Our Board is committed to building a Board that consists of the optimal mix of skills and experience capable of effectively overseeing the execution of our business and meeting our evolving needs. The Nominating and Corporate Governance Committee considers the value of diversity on our Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on our Board.
As presently constituted, our Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view.
Potential Director Candidates
On an ongoing basis, the Nominating and Corporate Governance Committee will consider potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join our Board). Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described in “Stockholder Communications to the Board.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Nominating and Corporate Governance Committee’s nominees.
BOARD OVERSIGHT OF COMPANY CULTURE AND GOVERNANCE HIGHLIGHTS
Our Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its committees and their activities to support its commitment. Our Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that our culture and strategy are aligned. Our Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Business Conduct and Ethics, or the Code of Conduct, and our values. Our Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.

We understand corporate responsibility is essential for good governance because it strengthens the accountability of our Board and management team. We view Environmental, Social and Governance, or ESG, initiatives as long-term value drivers for us and our stockholders. Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business and financial excellence goes hand-in-hand with strong corporate leadership and stewardship and our ESG initiatives. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of ESG matters that impact our business and related risks. Though our current ESG initiatives are broad, we continue to focus on our people, culture and strong corporate governance.
The following is a summary of our current ESG policies and practices:
Independent Committees:   Each of our committees consists entirely of independent directors.
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Regularly Held Executive Sessions:   The independent directors of our Board meet separately in executive session on a regular basis to discuss matters relating to us and our Board, without members of the management team present.

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Code of Conduct:   All of our directors, officers and employees are subject to the Code of Conduct, which is available on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”

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Human Capital Management:   We are committed to the health and welfare of our employees. We support the development of our employees with a competitive compensation and benefits package, internal advancement, and individualized development opportunities.

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Workplace Values:   We strive to create a workplace culture that promotes values such as purpose, drive, transparency and fairness, where all employees are empowered to contribute and succeed.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led our Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES
CLASS II DIRECTORS — PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2029
Aaron Fletcher, Ph.D.
Age: 46 Director Since: 2015	Committee Memberships: Compensation (Chair)	Other Public Directorships: Actuate Therapeutics, Inc.
Dr. Fletcher has served as a member of our Board since July 2015. In 2014, Dr. Fletcher founded Bios Partners, LP, a biotech venture capital firm, and has served as its Managing Partner since its founding. In 2012, Dr. Fletcher founded Bios Research, LLC, a financial services firm that provides public equity research in the healthcare space tailored to institutional firms and large family offices. He also currently serves as a director of Actuate Therapeutics, Inc. (NASD: ACTU) since January 2015 where he serves as the chairman of the board. Dr. Fletcher previously served as a director of Cue Biopharma (NYSE: CUE) from 2019 to 2023 and TFF Pharmaceuticals (NASDAQ: TFFP) from 2018 to 2023, where he served as the chairman of the board. Dr. Fletcher has also served as a professor at Dallas Baptist University from 2008 – 2016, where he taught biochemistry, bioethics and cell biology. Dr. Fletcher now serves as a Visiting Professor at Dallas Baptist University. Dr. Fletcher holds a BS in Biology from York College and received his Ph.D. in Biochemistry from Colorado State University.
Skills & Qualifications: We believe that Dr. Fletcher is qualified to serve on our Board due to his extensive business experience and board membership in venture capital and life science companies.
Lisa Ricciardi
Age: 66 Director Since: 2019	Committee Memberships: None.	Other Public Directorships: None.
Ms. Ricciardi has served as our Chief Executive Officer and President since March 2020 and as a member of our Board since March 2019. From July 2018 to October 2019, she served as CEO of Suono Bio, a biotech company based on Langer Labs (MIT) technology. Prior to her position at Suono Bio, Ms. Ricciardi was a retained executive for BioBusiness Links from November 2015 to June 2018 where she performed interim operating executive and advisory board roles. She served as the Senior Vice President, Global Corporate & Business Development of Foundation Medicine from July 2014 to November 2015, and Senior Vice President, US and International Business Development of Express Scripts from October 2010 to October 2012 and in both cases, led deal teams to sell the two companies. Ms. Ricciardi was in the commercial division of Pfizer Inc., taking three drugs to launch before being appointed by the Chairman to run Global Business Development. Ms. Ricciardi previously served on the boards of Contrafect (NASDAQ: CFRX), Chimerix (NASDAQ: CMRX), United Drug Healthcare Group, PLC (LSE: UDG) and Sepracor (NASDAQ: SEPR). She was appointed as the executive in residence at Columbia Technology Ventures in January 2020. Ms. Ricciardi earned a Bachelor of Arts degree cum laude in English and Religion from Wesleyan University and an MBA from the University of Chicago Booth School of Management.
Skills & Qualifications: We believe that Ms. Ricciardi is qualified to serve on our Board due to the valuable experience she brings in her capacity as our Chief Executive Officer and President along with her extensive experience and knowledge of our industry.

CONTINUING DIRECTORS
CLASS III DIRECTORS — TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Jack A. Khattar (chair)
Age: 64 Director Since: 2020	Committee Memberships: Nominating and Corporate Governance (Chair); Compensation	Other Public Directorships: Supernus Pharmaceuticals, Inc.
Mr. Khattar has served as member of our Board since July 2020 and was appointed chairman in April 2021. Mr. Khattar founded Supernus Pharmaceuticals, Inc., a pharmaceutical company (NASDAQ: SUPN), in 2005 and has served as its President, Chief Executive Officer, Secretary and director since its founding. From 1999 to 2005, Mr. Khattar served in various positions during that time as a board member, President and Chief Executive Officer of Shire Laboratories Inc., the drug delivery subsidiary of Shire plc. From 1999 to 2004, he also served as a member of Shire plc’s Executive Committee. Prior to that, Mr. Khattar served as an executive officer and the chairman of the Management Committee at CIMA Labs Inc., a drug delivery company where he was also responsible for business development, corporate alliances and strategic planning. Prior to joining CIMA in 1995, Mr. Khattar held several marketing and business development positions at Merck & Co., Novartis International AG, Playtex and Kodak Company in various locations, including the United States, Europe and the Middle East. Mr. Khattar currently serves on the board of Navitor Pharmaceuticals, Inc., a private company, since 2020, and Supernus Pharmaceuticals (Nasdaq: SUPN) since 2005. He previously served from 2016 through 2025 as a member of the board of directors of scPharmaceuticals, Inc., a pharmaceutical company (NASDAQ: SCPH), and has served as its chairperson from 2017 through 2025. He also served on the board of Rockville Economic Development, Inc. from 2003 to 2013 and Prevacus, Inc., a privately held development stage biotechnology company from 2015 to 2020. Mr. Khattar has also served on the Advisory Board of New Rhein Healthcare, a private equity firm, since 2019. Mr. Khattar earned his degrees in Marketing with a BBA from American University of Beirut and an MBA from the Wharton School of the University of Pennsylvania.
Skills & Qualifications: We believe that Mr. Khattar is qualified to serve on our Board due to his leadership, executive, managerial, business and pharmaceutical company experience, along with his more than 30 years of industry experience in the development and commercialization of pharmaceutical products.
Brett P. Monia, Ph.D.
Age: 64 Director Since: 2020	Committee Memberships: Audit; Compensation	Other Public Directorships: Ionis Pharmaceuticals, Inc.
Dr. Monia has served as a member of our Board since October 2020. Dr. Monia founded Ionis Pharmaceuticals, Inc., a biotechnology company (NASDAQ: IONS), in 1989, and has served as its Chief Executive Officer since January 2020 after serving as the Chief Operating Officer and Senior Vice President since 2018, as a member of its board of directors since March 2019, and in various other positions with the company since its founding. He also served as a director of Dynacure LTD, a clinical stage drug development company, from 2016 to 2022. Dr. Monia received his Bachelor of Science in Biology, Biological Sciences and Chemistry from Stockton State College and a Ph.D. in Pharmacology from the University of Pennsylvania.
Skills & Qualifications: We believe that Dr. Monia is qualified to serve on our Board due to his extensive management experience and deep understanding of our industry.

CLASS I DIRECTORS — TERMS EXPIRING AT THE 2028 ANNUAL MEETING OF STOCKHOLDERS
Peggy Wallace
Age: 69 Director Since: 2016	Committee Memberships: Audit; Nominating and Corporate Governance	Other Public Directorships: None
Ms. Wallace has served as member of our Board since September 2016. Ms. Wallace is a Managing Partner of Golden Seeds Funds since 2008 and also served as Co-CEO of Golden Seeds LLC, an investment firm dedicated to accelerating the investment in women entrepreneurs, from 2011 – 2021. Since 2006, Ms. Wallace has been a member of the board of directors of Chromis Technologies, a provider of customized solutions utilizing amorphous fluoropolymers. Prior to Golden Seeds, Ms. Wallace spent a significant portion of her career at JP Morgan/Chase. Ms. Wallace received her Bachelor of Arts from George Washington University. Ms. Wallace is a NACD Certified Director® as of 2021.
Skills & Qualifications: We believe that Ms. Wallace is qualified to serve on our Board due to her extensive business experience and experience in venture capital and the life science industry.
Ellen B. Richstone
Age: 74 Director Since: 2021	Committee Memberships: Audit (Chair); Nominating and Corporate Governance	Other Public Directorships: Orion Energy Systems, Inc.
Ms. Richstone has served as a member of our Board since November 2021. She served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion, an S&P 500 company. Ms. Richstone has served on the board of directors of Orion Energy Systems, Inc. (NASDAQ: OESX) since May 2017 and Superior Industries International, Inc. since October 2016. Ms. Richstone was also previously a member of the board of directors of eMagin Corporation from July 2014 to October 2023; and BioAmber from May 2014 to November 2018. She also sits on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations, and became a NACD Leadership Fellow in January 2018. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont, California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in director governance from the American College of Corporate Directors.
Skills & Qualifications: We believe Ms. Richstone’s financial expertise and extensive company board and executive experience make her well qualified to serve on our Board.

CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are key to our relationship with our stockholders. We strive to have regular, constructive conversations with our stockholders to better understand our stockholders’ priorities and perspectives.
Our governance practices are documented in our Third Amended and Restated Certificate of Incorporation, as amended, our Bylaws, our Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of our Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
BOARD INDEPENDENCE
Our Board has determined that, with the exception of Ms. Ricciardi, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” in accordance with the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. Ms. Ricciardi is not considered independent by virtue of her position as our Chief Executive Officer and President. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Our independent directors generally meet in executive session at each regularly scheduled Board meeting without members of the management team present.
BOARD LEADERSHIP STRUCTURE
Our Board does not have a formal policy with respect to the separation of the offices of CEO and Chairman of our Board. Our Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of Chairman of the Board and CEO in any way that is in the best interest of us and our stockholders at a given point in time. Currently, our leadership structure separates the offices of CEO and Chairman of the Board, with Ms. Ricciardi serving as our CEO and Mr. Khattar serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. The Nominating and Corporate Governance Committee periodically evaluates our Board leadership structure and whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders.
BOARD COMMITTEES
Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as that term is defined by the Securities and Exchange Commission, or SEC, and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”
Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.
RISK MANAGEMENT
One of the key functions of our Board is to oversee our risk management process. Our Board does not have a standing risk management committee but rather discharges this oversight responsibility through regular reports received from and discussions with appropriate Committees, in the case of risks in areas for which responsibility has been delegated to a particular Committee, and senior management on areas of material risk exposure to us. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
Our Board focuses on the overall risks that may affect us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:
•
The Audit Committee oversees the management of risks associated with our independent auditor, financial reporting, related party transactions, compliance and litigation risks, including risks related to cybersecurity, data protection, information security, insurance and tax compliance, as well as the steps management has taken to monitor and control such exposures.

•
The Compensation Committee oversees the management of risks associated with our compensation programs, plans and arrangements, employment agreements, stock ownership, and the extent to which those policies, programs, plans or arrangements increase or decrease risk for us.

•
The Nominating and Corporate Governance Committee manages risks associated with the recruitment of directors, independence of our Board, corporate governance guidelines and the effectiveness of our Board.

EVALUATING BOARD EFFECTIVENESS
Our Board, led by the Nominating and Corporate Governance Committee, is committed to continuous improvement and believes annual self-evaluations are an important tool for evaluating effectiveness. It has established an annual self-evaluation process for our Board, which is to be presented by the Chairperson of the Nominating and Corporate Governance Committee to our Board for discussion. In addition, each committee will conduct an annual self-assessment in a review process similar to that used by our Board.
CODE OF CONDUCT
We have a written Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as compliance with legal and regulatory requirements, responding to litigation and investigation inquiries, the protection and use of our intellectual property, conflicts of interest, bribery and kickbacks, related party transactions, fiduciary duties and employment-related rules or regulations. The Code of Conduct is disclosed, and any amendments thereto, or any waivers of its requirements will be disclosed, on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
DIRECTOR CONTINUING EDUCATION
From time to time, management advises, or invites outside experts to attend Board meetings to advise our Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at our expense. Each of our board members is a member of the NACD.
CORPORATE GOVERNANCE GUIDELINES
We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, participation in Board meetings, the size and composition of our Board, Board membership criteria, director qualifications and duties, Board committees, director compensation, directors’ outside commitments, continuing education, succession planning and director communications with third parties. Our goal is to achieve a Board that provides effective oversight of us through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. You can find our charters for each Committee and our Code of Conduct on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP
Director	Independence	Board	AC	CC	NCGC
Lisa Ricciardi	No	M
Jack A. Khattar	Yes	C		M	C
Brett P. Monia, Ph.D.	Yes	M	M	M
Aaron Fletcher, Ph.D.	Yes	M		C
Peggy Wallace	Yes	M	M		M
Ellen B. Richstone	Yes	M	C		M

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member
During 2025, our Board held thirteen meetings, our Compensation Committee held eight meetings, our Audit Committee held four meetings and our Nominating and Corporate Governance Committee held three meetings. Each director attended all of the meetings of each Committee on which he or she served in 2025. Each director attended at least 75% of meetings of the Board in 2025.
ANNUAL MEETING ATTENDANCE
Although we do not have a formal policy with regard to Board members’ attendance at our annual meetings of stockholders, directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting. All members of the Board attended the 2025 annual meeting of stockholders that was held on June 18, 2025.
AUDIT COMMITTEE
The Audit Committee assists our Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by our Board or the Audit Committee Charter.
Among other things, the Audit Committee’s responsibilities include:
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selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

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reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

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evaluating the independence and qualifications of our independent registered public accounting firm;

•
reviewing our financial statements and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•
reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and disclosure controls and procedures;

•
discussing with management our procedures regarding the presentation of financial information and reviewing earnings press releases and guidance;

•
setting hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and oversee compliance with such policies;

•
reviewing, approving and monitoring conflicts of interest of our Board and officers and related party transactions;

•
determining and reviewing risk assessment guidelines and policies, including cybersecurity risks, financial risk exposure, and internal controls regarding information security;

•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; and

•
reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs.

The Audit Committee consists of Ellen B. Richstone, Brett P. Monia, Ph.D., and Peggy Wallace, with Ms. Richstone serving as the chairperson. Our Board has determined that each of the members of the Audit Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Audit Committee members and that each member of the Audit Committee can read and understand fundamental consolidated financial statements under the listing standards of Nasdaq. In addition, our Board has determined that each of Ellen B. Richstone and Peggy Wallace is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.
The Audit Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee identifies qualified individuals for membership on our Board, recommends to our Board the director nominees to fill vacancies on our Board and to stand for election at the next annual meeting of stockholders, develops and recommends to our Board a set of corporate governance guidelines for our Board and provides oversight of the corporate governance affairs of our Board, as well as such other matters as directed by our Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:
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reviewing and assessing and make recommendations to our Board regarding desired qualifications, expertise and characteristics sought of Board members;

•
identifying, evaluating, selecting or making recommendations to our Board regarding nominees for election to our Board;

•
reviewing our succession planning process for our Chief Executive Officer and any other members of our executive management team;

•
annually reviewing and recommending to the Board director independence determinations made with respect to continuing and prospective directors;

•
reviewing and making recommendations to our Board regarding the composition, organization and governance of our Board and its Committees;

•
reviewing and making recommendations to our Board regarding our Corporate Governance Guidelines and corporate governance framework;

•
overseeing director orientation for new directors and continuing education for directors; and

•
overseeing the evaluation of the performance of our Board.

The Nominating and Corporate Governance Committee consists of Jack A. Khattar, Peggy Wallace and Ellen B. Richstone, with Mr. Khattar serving as the chairperson. Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the Nasdaq applicable to Nominating and Corporate Governance Committee members.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com under “Investors — Corporate Governance — Documents and Charters.”
COMPENSATION COMMITTEE
The Compensation Committee reviews the performance of our management in achieving corporate goals and objectives and assures that our executive officers (including our Chief Executive Officer) are compensated in a manner consistent with our strategy, competitive environment for talent, and stockholder interests, as well as such other matters as directed by our Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:
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reviewing and approving the compensation for our employees who are Executive Officers and/or who report directly to the Chief Executive Officer with leadership roles;

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reviewing and recommending to the full Board the compensation for our Chief Executive Officer;

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reviewing, approving and administering our employee benefit and equity incentive plans;

•
establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our compensation strategy and market-competitive practices;

•
monitoring compliance with any stock ownership guidelines;

•
administering the Compensation Recovery Policy;

•
reviewing and recommending to the full Board non-employee director compensation; and

•
providing oversight of risk management policies and procedures relating to compensation of our employees.

Our Compensation Committee has delegated authority to our Chief Executive Officer to grant options or other stock awards to our non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. The Compensation Committee annually reviews the performance of each of the executive officers, including the Chief Executive Officer. After considering recommendations from the Chief Executive Officer concerning her direct reports, it then determines and approves the compensation of each executive officer, other than the Chief Executive Officer, and determines and makes recommendations regarding the Chief Executive Officer’s compensation to our Board for approval.
Arnosti Consulting, Inc., or Arnosti, is our executive compensation consultant. Arnosti reports directly to the Compensation Committee and provides various services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. With the consent of the Committee, Arnosti provides services to us on broad compensation matters such as the design of company-wide equity and incentive plans. We do not believe the retention of, and the work performed by, Arnosti creates any conflict of interest, because Arnosti performs no other work for the Company besides advising the Compensation Committee and management on compensation-related matters.
The Compensation Committee consists of Aaron Fletcher, Ph.D., Jack A. Khattar and Brett P. Monia, Ph.D., with Dr. Fletcher serving as the chairperson. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to Compensation Committee members, and that each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act.
The Compensation Committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq, which can be found on our website at https://cogrx.com under “Investors —  Corporate Governance — Documents and Charters.”

FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves, or has served during the last fiscal year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board.
INSIDER TRADING, PLEDGING AND ANTI-HEDGING POLICIES
We maintain an insider trading policy, or Insider Trading Policy, that governs the purchase, sale and other transactions in our securities by our directors, officers and employees, and other covered persons, as well as the Company itself, and is designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable. Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: trading while in possession of material non-public information; trading in call or put options involving our securities and other derivative securities; engaging in short sales of our securities; holding our securities in a margin account; all forms of hedging or monetizing our transactions, such as zero-cost collars and forward sale contracts; and pledging company securities to secure margin or other loans. The Insider Trading Policy has been filed as Exhibit 19.1 to Cognition Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2025.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
From time to time, the Company awards stock options to its employees, including the named executive officers. Historically, the Company has awarded new-hire option grants on or soon after a new hire’s employment start date and periodic annual refresh employee option grants, which refresh grants are typically approved at a meeting of the Compensation Committee. Non-employee directors receive automatic initial and annual grants of stock option and restricted stock units, at the time of a director’s appointment or election to the board and at the time of each annual meeting of our stockholders, respectively. For additional information on our non-employee director compensation policy see below under the heading, “Director Compensation — Non-Employee Director Compensation Program.” The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing and terms of stock option awards and generally does not time the grant of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The following table below sets forth information for the fiscal year ended December 31, 2025 regarding the compensation of our non-employee directors pursuant to our Non-Employee Director Compensation Program (described below). The table excludes Ms. Ricciardi, who is a named executive officer of the company and did not receive any additional compensation for her service as a director in 2025. The compensation received by Ms. Ricciardi during 2025 is set forth in the section of this Proxy Statement captioned “Executive Compensation — 2025 Summary Compensation Table.”
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jack A. Khattar	85,500	9,520	95,020
Brett P. Monia, Ph.D.	55,000	9,520	64,520
Aaron Fletcher, Ph.D.	50,000	9,520	59,520
Ellen B. Richstone	59,000	9,520	68,520
Peggy Wallace	51,500	9,520	61,020

(1)
Represents cash fees including committee fees earned for service as a non-employee director for 2025.

(2)
Amounts in this column represent the aggregate grant date fair value of the stock awards granted to our directors in fiscal year 2025, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 9, Equity Based Compensation, to our financial statements included in our 2025 Annual Report. As of December 31, 2025, each non-employee director held 34,000 unvested restricted stock units, or RSUs.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Effective as of the closing of our IPO on October 13, 2021, or the IPO Closing, our Board adopted a non-employee director compensation policy. On February 4, 2025, our Board approved the amendment of the Non-Employee Director Compensation Policy to revise (i) the initial equity award grant for new non-executive members of the Board from an option to purchase 11,500 shares of common stock and 11,500 RSUs to 46,000 RSUs and (ii) the annual equity award grant for each non-executive member of the Board from an option to purchase 8,500 shares of common stock and 8,500 RSUs to 34,000 RSUs. As a result of that amendment each non-employee director was awarded on June 18, 2025, an annual grant of 34,000 RSUs, which shall vest and become exercisable upon the first to occur of (a) June 18, 2026 and (b) the date of the 2026 annual meeting. This award was granted pursuant to our 2021 Equity Incentive Plan. The below table depicts this amended non-employee director compensation policy, or the Non-Employee Director Compensation Policy:

Compensation Elements: Non-Employee Director Compensation Policy
Cash
Annual Cash Retainer	$40,000
Independent Chair Retainer	$70,000
Annual Committee Chair Retainers
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$8,000
Annual Committee Member Retainers
Audit	$7,500
Compensation	$7,500
Nominating and Corporate Governance	$4,000
Equity
Initial RSU Grant	46,000 RSUs
Annual RSU Grant	34,000 RSUs
Each annual cash retainer is paid quarterly in arrears. Our Board may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested shares of our common stock in lieu of cash. The board intends to make annual grants of restricted stock units to non-employee directors at the time of our annual stockholders’ meeting each year. The aggregate amount of cash and equity compensation paid to any non-employee director in a calendar year may not exceed $750,000 for the first year of service and $500,000 for each year of service thereafter (or such other limits as may be set forth in the 2021 Equity Incentive Plan, or the 2021 Plan, or any similar provision of a successor plan). Such limit does not apply to (i) compensation earned by a non-employee director solely in his or her capacity as chairman of the board or lead independent director; (ii) compensation earned with respect to services a non-employee director provides in a capacity other than as a non-employee director, such as an advisor or consultant to the company; and (iii) compensation awarded by the Board to a non-employee director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.
In addition, Board members are reimbursed for any expenses incurred as part of ordinary board responsibilities. This includes but is not limited to reasonable travel costs to and from board meetings and continuing education for board members.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee works with our management in order to negotiate appropriate fees with EY and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by EY in 2025 and 2024.
SERVICE	2025	2024
Audit Fees	$625,824	$663,504
Tax Fees	$98,500	$27,500
Total	$724,324	$691,004
“Audit fees” represents the aggregate fees for professional services rendered for the audit of our financial statements on Form 10-K and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States). Also included are fees related to our Registration Statements on Form S-3 and Form S-8, our ATM Program and offering related expenses and related comfort letter procedures.
“Tax fees” consists of fees related to tax compliance, tax planning and tax advice.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, retaining, setting compensation for, and evaluating and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit, permitted non-audit and tax services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.
All such audit, permitted non-audit and tax services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee also reviews and assesses the Company’s policies, procedures and practices with respect to risk management (including those risks related to information security, cyber security and data protection), and discusses with management the Company’s material risk exposures and steps being taken to monitor, control and report such risks.
Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year 2025, EY, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s 2025 Annual Report with management and EY. The Audit Committee has discussed with EY the matters required to be discussed by the applicable auditing standards as periodically amended. In addition, EY has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY its independence. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2025 Annual Report.
Audit Committee
Ellen B. Richstone (Chair)
Brett P. Monia, Ph.D.
Peggy Wallace
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Lisa Ricciardi	President and Chief Executive Officer	66
John Doyle	Chief Financial Officer	48
Anthony Caggiano, M.D., Ph.D.	Chief Medical Officer and Head of R&D	56
Lisa Ricciardi — For biographical information for Ms. Ricciardi, see “Board of Directors — Continuing Directors.”
John Doyle has served as our Chief Financial Officer since May 2023. Previously, he served as Chief Financial Officer of 4D Pharma plc from January 2022 to March 2023. From January 2021 to August 2021, he served as Senior Vice President and Chief Financial Officer of Chiasma Inc. From April 2019 to December 2020 he served as Vice President, Investor Relations and Strategic Finance of Verastem Oncology and from February 2018 to April 2019, he served as Senior Director of Financial Planning and Analysis of Verastem Oncology. Mr. Doyle earned a Bachelor of Science in finance from the University of Massachusetts.
Anthony Caggiano, M.D., Ph.D., has served as our Chief Medical Officer and Head of R&D since November 2021, prior to which he served as our Chief Medical Officer from April 2019 to January 2021. From January 2021 to October 2021, Dr. Caggiano served as the Chief Medical Officer, Head of R&D at Neurotrauma Sciences. Dr. Caggiano served as the interim Chief Medical Officer at Aeromics from 2018 to 2019 and held various roles, most recently as the Senior Vice President at Acorda Therapeutics from September 2001 to December 2017. Dr. Caggiano received his Bachelor of Arts from the University of Virginia and obtained his Ph.D. in Neuroscience and M.D. from the University of Chicago.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers, or NEOs. In 2025, our NEOs were Lisa Ricciardi, our President and Chief Executive Officer, Anthony Caggiano, M.D., Ph.D., our Chief Medical Officer and John Doyle, our Chief Financial Officer.
2025 SUMMARY COMPENSATION TABLE
The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs during the fiscal years ended December 31, 2025 and 2024, for services rendered to us for the years set forth below:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Lisa Ricciardi President and Chief Executive Officer	2025	651,015	396,456	—	393,864	18,300	1,459,635
	2024	629,000	445,500	117,117	304,436	18,300	1,514,353
Anthony Caggiano, M.D., Ph.D. Chief Medical Officer	2025	503,010	185,260	—	221,324	18,300	927,894
	2024	486,000	376,200	93,694	172,072	18,300	1,146,266
John Doyle Chief Financial Officer	2025	460,575	185,260	—	202,653	18,300	866,788
	2024	445,000	158,400	31,231	156,640	18,300	809,571

(1)
Amounts shown in this column represent the aggregate grant date fair value of RSUs awarded to the NEO during the applicable year, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in Note 9, Equity-based Compensation to our financial statements included in our 2025 Annual Report.

(2)
Amounts shown in this column represent the aggregate grant date fair value of the stock options awarded to the NEO during the applicable year, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 9, Equity-based Compensation to our financial statements included in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEO upon exercise of the stock options.

(3)
The amounts represent annual cash incentive compensation earned in the year shown and paid in the following year.

(4)
Amounts shown in this column represent the Company’s 401(k) matching contributions.

Elements of Compensation
The compensation of our NEOs generally consists of base salary, annual cash incentive opportunities, long term incentive compensation in the form of equity awards and other benefits provided to all employees, as described below.
The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. Each NEO’s initial base salary was specified in her or his employment agreement or letter agreement, as described below, and is reviewed (and, if applicable, adjusted) from time to time by our Board or Compensation Committee.
During 2025, the annual base salaries for each of Ms. Ricciardi, Dr. Caggiano and Mr. Doyle were $651,015, $503,010 and $460,575, respectively.

Annual Cash Incentives
Each NEO’s performance-based annual cash incentive opportunity is expressed as a percentage of base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Historically, our Compensation Committee annually sets each executive’s target annual cash incentive for the year. The 2025 annual cash incentives for Ms. Ricciardi, Mr. Caggiano and Mr. Doyle were targeted at 55%, 40% and 40% of their respective base salaries pursuant to the terms of the current CEO Agreement, current CMO Agreement and current CFO Agreement respectively.
In determining the amount of the performance-based annual cash incentive actually paid, our Compensation Committee determined the level of achievement of the corporate goals and individual goals for the year. These goals primarily included financial objectives, research and development objectives, pipeline objectives, and positioning and awareness objectives.
The Compensation Committee met in January 2026 and determined that the corporate goals and individual goals for executives in 2025 were achieved at a level of 110%. Following a review of the attainment of such goals, our Compensation Committee recommended, and our Board approved, a 2025 annual cash incentive payment to Ms. Ricciardi in an amount equal to 110% of her target bonus amount, totaling $393,864, to Dr. Caggiano in an amount equal to 110% of his target bonus amount, totaling $221,324 and to Mr. Doyle in an amount equal to 110% of his target bonus amount totaling $202,653.
Long Term Equity Incentives
Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our NEOs. Our Board or Compensation Committee approves equity grants. Each of Ms. Ricciardi, Dr. Caggiano and Mr. Doyle received options to purchase shares of our common stock and RSUs in 2025. See “— Outstanding Equity Awards at 2025 Fiscal Year-End” table for more information regarding equity awards made in 2025 to each of the NEOs.
Other Benefits
We currently provide welfare benefits to our employees generally, including our NEOs. These benefits include health, dental, life, vision and disability insurance.
In addition, we maintain, and the NEOs participate in, a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis and under which we are permitted to make safe harbor and discretionary employer contributions. The 401(k) plan is a “safe harbor” plan and therefore we are required to make a certain level of matching contributions. We match 100% of a participating employee’s deferral contributions, up to 6% of annual compensation, and participants are always fully vested in their matching contributions.
We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following tables set forth information regarding the number of shares of common stock underlying outstanding plan awards held by each of our NEOs as of December 31, 2025:
		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Lisa Ricciardi	41,737	—	1.07	9/28/2029	—	—
	7,729	—	1.07	2/27/2030	—	—
	20,095	—	1.20	3/22/2030	—	—
	896,177	—	1.20	6/1/2030	—	—
	547,965	—	12.00	10/8/2031	—	—
	581,018	—	12.00	10/8/2031	—	—
	131,250(1)	18,750(1)	1.92	6/10/2032	—	—
	202,079(2)	11,894(2)	2.12	2/3/2033	—	—
	34,375(3)	40,625(3)	1.98	2/15/2034
	—	—	—	—	71,325(4)	96,289
	—	—	—	—	56,250(5)	75,938
	—	—	—	—	631,300(6)	852,255
Anthony Caggiano, M.D., Ph.D.	161,676		12.10	10/31/2031	—	—
	23,437(7)	1,563(7)	3.05	3/23/2032	—	—
	89,158(8)	5,248(8)	2.12	2/3/2033	—	—
	27,500(9)	32,500(9)	1.98	2/15/2034	—	—
	—	—	—	—	31,469(10)	42,483
	—	—	—	—	45,000(11)	60,750
	—	—	—	—	295,000(12)	398,250
John Doyle	70,928(13)	38,896(13)	1.65	5/1/2033	—	—
	9,166(14)	10,834(14)	1.98	2/15/2034	—	—
	—	—	—	—	54,912(15)	74,131
	—	—	—	—	15,000(16)	20,250
	—	—	—	—	295,000(17)	398,250

(1)
This option vests as follows: 25% vests on June 10, 2023, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(2)
This option vests as follows: 33.3% vests on February 3, 2024, with the remaining 66.7% vesting in 24 substantially equal monthly installments thereafter, subject generally to continued service.

(3)
This option vests as follows: 25% vests on February 15, 2025, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(4)
This RSU award vests as follows: 33.3% vests on February 3, 2024, with the remaining 66.7% vesting in equal annual installments on February 3, 2025 and February 3, 2026, subject generally to continued service.

(5)
This RSU award vests as follows: 25% vests on February 15, 2025, with the remaining 75% vesting in equal installments on February 15, 2026, February 15, 2027 and February 15, 2028, subject generally to continued service.

(6)
This RSU award vests as follows: 25% vests on February 4, 2026, with the remaining 75% vesting in equal installments on February 4, 2027, February 4, 2028 and February 4, 2029, subject generally to continued service.

(7)
This option vests as follows: 25% vested on March 23, 2023, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(8)
This option vests as follows: 33.3% vests on February 3, 2024, with the remaining 66.7% vesting in 24 substantially equal monthly installments thereafter, subject generally to continued service.

(9)
This option vests as follows: 25% vested on February 15, 2025, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(10)
This RSU award vests as follows: 33.3% vests on February 3, 2024, with the remaining 66.7% vesting in equal annual installments on February 3, 2025 and February 3, 2026, subject generally to continued service.

(11)
This RSU award vests as follows: 25% vests on February 15, 2025, with the remaining 75% vesting in equal installments on February 15, 2026, February 15, 2027 and February 15, 2028, subject generally to continued service.

(12)
This RSU award vests as follows: 25% vests on February 4, 2026, with the remaining 75% vesting in equal installments on February 4, 2027, February 4, 2028 and February 4, 2029, subject generally to continued service.

(13)
This option vests as follows: 25% vested on May 1, 2024, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(14)
This option vests as follows: 25% vested on February 15, 2025, with the remaining 75% vesting in 36 substantially equal monthly installments thereafter, subject generally to continued service.

(15)
This RSU award vests as follows: 25% vests on May 1, 2024, with the remaining 75% installments vesting in equal annual installments on May 1, 2025, May 1, 2026 and May 1, 2027, subject generally to continued service.

(16)
This RSU award vests as follows: 25% vests on February 15, 2025, with the remaining 75% vesting in equal installments on February 15, 2026, February 15, 2027 and February 15, 2028, subject generally to continued service.

(17)
This RSU award vests as follows: 25% vests on February 4, 2026, with the remaining 75% vesting in equal installments on February 4, 2027, February 4, 2028 and February 4, 2029, subject generally to continued service.

EMPLOYMENT AGREEMENTS
We have entered into employment agreements with each of our NEOs.
Lisa Ricciardi, Chief Executive Officer
On June 1, 2020, we entered into a new employment agreement with Lisa Ricciardi, our Chief Executive Officer, the Ricciardi Agreement, which provides for Ms. Ricciardi’s at-will employment and sets forth an annual base salary of $512,500, a target annual cash incentive opportunity equal to 50% of base salary, and eligibility to participate generally in our employee benefit plans.
The Ricciardi Agreement also provides for severance benefits upon a termination of her employment by us without “cause,” or her resignation for “good reason,” subject to Ms. Ricciardi’s execution of a form release of claims. The severance benefits are: (i) payment of all accrued and unpaid base salary and business expenses properly incurred but not yet reimbursed, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, and (iii) continuation of her base salary and COBRA premiums paid by us for up to 12 months. In addition, if such termination without “cause” or for “good reason” occurs within the three month period prior to or the 12 month period immediately following a change in control, then (i) Ms. Ricciardi’s salary and COBRA continuation period will be extended from 12 months to 18 months, (ii) she will receive a lump sum payment in an amount equal to one and a half times her target annual bonus, and (iii) all outstanding time-based equity awards will become vested on the later of Ms. Ricciardi’s termination date and the change in control.

In the event of a change in control, Ms. Ricciardi shall be entitled to the immediate vesting of any unvested shares subject to the Initial Stock Options (as defined in the Ricciardi Agreement) or any Additional Options (as defined in the Ricciardi Agreement) if she is actively employed by us on the closing of such change in control.
John Doyle, Chief Financial Officer
On April 17, 2023, we entered into an employment agreement with Mr. Doyle, or the Doyle Agreement. The Doyle Agreement provides for Mr. Doyle’s at-will employment and sets forth an annual base salary of $415,000, a target annual cash incentive opportunity equal to 40% of base salary, and eligibility to participate generally in employee benefit plans.
The Doyle Agreement provides for severance benefits upon a termination of his employment by us without “cause,” or his resignation for “good reason,” subject to Mr. Doyle’s execution of a general release of claims. The severance benefits were: (i) payment of all accrued and unpaid base salary and business expenses properly incurred but not yet reimbursed, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, (iii) salary continuation payments for nine months at the base salary rate in effect immediately prior to such termination, and (iv) continuation of his base salary and COBRA premiums paid by us for up to nine months. In addition, if such termination without “cause” or for “good reason” occurred within the three month period prior to or 12 month period immediately following a change in control, (i) Mr. Doyle’s salary and COBRA continuation period would have been extended from nine months to 12 months, (ii) he would have received a lump sum payment in an amount equal to his target annual cash incentive, and (iii) all outstanding time-based equity awards would have become vested on the later of Mr. Doyle’s termination date and the change in control.
In the event of a change in control, if the cessation of Mr. Doyle’s employment occurs within three (3) months prior to or twelve (12) months following a change in control, then we shall pay an amount equal to the Target Bonus (as defined in the Doyle Agreement), and all outstanding equity awards that are subject to vesting, based solely on the passage of time and Mr. Doyle’s continued employment, shall become vested upon the later of the date of Mr. Doyle’s cessation of employment and the change in control.
Anthony Caggiano, M.D., Ph.D., Chief Medical Officer
In November 2021, we entered into an employment agreement with Dr. Caggiano, or the CMO Employment Agreement. The CMO Employment Agreement provides for Dr. Caggiano’s at-will employment and sets forth an annual base salary of $425,000, a target annual cash incentive opportunity equal to 40% of base salary, and eligibility to participate generally in employee benefit plans.
The CMO Employment Agreement provides for severance benefits upon a termination of his employment by us without “cause,” or his resignation for “good reason,” subject to Dr. Caggiano’s execution of a general release of claims. The severance benefits are substantially the same as those described above for Mr. Doyle. In the event of a change in control, if the cessation of Mr. Caggiano’s employment occurs within three (3) months prior to or twelve (12) months following a change in control, then we shall pay an amount equal to the Target Bonus (as defined in the CMO Employment Agreement), and all outstanding equity awards that are subject to vesting, based solely on the passage of time and Mr. Caggiano’s continued employment, shall become vested upon the later of the date of Mr. Caggiano’s cessation of employment and the change in control.
Restrictive Covenant Agreement
In connection with our IPO and Ms. Ricciardi’s entry into a new employment agreement with us, Ms. Ricciardi entered into a new Restrictive Covenant Agreement. In November 2021, Dr. Caggiano also entered into a Restrictive Covenant Agreement. In April 2023, Mr. Doyle also entered into a Restrictive Covenant Agreement. These Restrictive Covenant Agreements include customary prohibitions against competition with us and solicitation of our customers and employees, both during employment and for one year following any cessation of employment. The Restrictive Covenant Agreements also include standard provisions relating to our intellectual property rights and prohibiting the executive from disclosing confidential information. The Restrictive Covenant Agreements are incorporated by reference into the employment agreements with each of Ms. Ricciardi, Mr. Doyle and Dr. Caggiano and payment of any severance benefits under each executive’s new employment agreement is conditioned on continued compliance with his or her Restrictive Covenant Agreement.
Compensation Recovery Policy
Our board of directors adopted a Compensation Recovery Policy effective as of November 13, 2023 (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as Exhibit 97.1 to Cognition Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2025. At no time during or after the year ended December 31, 2025, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2024, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Charitable Contributions
During 2025, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2025.
Other Transactions
We have entered into various employment-related agreements with our executive officers that, among other things, provide for compensatory and certain other benefits. For a description of these agreements and arrangements with our named executives, see the section titled “Executive Compensation — Employment Agreements.”
We have also granted stock options and Restricted Stock Units to our NEOs and directors. For a description of these equity awards, see the sections titled “Director Compensation” and “Executive Compensation.”
Indemnification Agreements
We have entered and intend to continue to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Upon the closing of the IPO, our Board adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of our Board, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, RSUs and other rights	Weighted- average exercise price of outstanding options and other rights(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	6,071,706	$5.40	4,519,718(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	6,071,706	$5.40	4,519,718

(1)
Consists of our 2021 Equity Incentive Plan, 2021 Plan, our 2023 Employee Stock Purchase Plan, or ESPP, our 2017 Equity Incentive Plan, as amended, or 2017 Plan, and our Amended and Restated 2007 Equity Incentive Plan, or 2007 Plan. Following our initial public offering, we have not and will not grant any awards under our 2017 Stock Plan or our 2007, but all outstanding awards under each plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2017 Plan or 2007 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2021 Plan provided that such number will not exceed 4,334,131.

(2)
Consists of shares available for future issuance under the ESPP and the 2021 Stock Plan. As of December 31, 2025, 209,532 shares of common stock were available for issuance under the ESPP and 4,310,186 shares of common stock were available for issuance under the 2021 Plan.

(3)
The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, by 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

(4)
The weighted-average exercise price reflected in this column does not include RSUs outstanding as of December 31, 2025 as they do not have an exercise price.

Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.
RULE 10B5-1 SALES PLANS
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate a Rule 10b5-1 plan subject to compliance with our Insider Trading Policy. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with our Insider Trading Policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 20, 2026, information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our NEOs;

•
each of our executive officers and directors; and

•
all of our executive officers and directors as a group.

The percentage of common stock outstanding is based on 89,353,773 shares of our common stock outstanding as of April 20, 2026. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, NY 10577.
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage Ownership
Five Percent Holders:
Entities affiliated with BIOS Memory SPV I, LP(1)	6,094,521	6.82%
Directors and Executive Officers:
Lisa Ricciardi(2)	2,946,171	3.21%
Anthony Caggiano, M.D., Ph.D.(3)	539,738	*
John Doyle(4)	265,125	*
Aaron Fletcher, Ph.D.(5)	6,094,521	6.82%
Jack A. Khattar(6)	113,072	*
Brett P. Monia, Ph.D.(7)	113,072	*
Peggy Wallace(8)	132,482	*
Ellen B. Richstone(9)	98,005	*
All directors and executive officers as a group (eight individuals)	10,302,186	11.11%

*
Less than 1.0%.

(1)
Based solely on information included in a Schedule 13D/A filed with the SEC on September 23, 2025 and the Company’s records. Includes (i) 1,424,014 outstanding shares of common stock directly held by Bios Memory SPV I, LP, or Bios Memory I, (ii) 385,248 shares directly held by Bios Memory SPV II, LP, or Bios Memory II, (iii) 418,926 shares directly held by Bios Fund I, LP, or Bios Fund I, (iv) 245,029 shares directly held by Bios Fund I QP, LP, or Bios Fund I QP, (v) 78,298 shares directly held by Bios Fund II, LP, or Bios Fund II, (vi) 255,765 shares directly held by Bios Fund II QP, LP, or Bios Fund II QP, (vii) 34,238 shares directly held by Bios Fund II NT, LP, or Bios Fund II NT, (viii) 309,748 shares directly held by Bios Fund III, LP, or Bios Fund III, (ix) 2,021,906 shares directly held by Bios Fund III QP, LP, or Bios Fund III QP, (x) 326,733 shares directly held by Bios Fund III NT, LP, or Bios Fund III NT, (xi) 500,095 shares directly held by Bios Clinical Opportunity Fund, LP, or Bios Clinical Opportunity, in each case, as of the date of the Schedule 13D/A, (xi) 22,229 shares of common stock held by Dr. Fletcher (xii) options to purchase 38,292 shares of common stock, granted in consideration for Dr. Fletcher’s services as a director of the Company, that may be exercised within 60 days of April 20, 2026, or the Bios Directors Options, (xiii) 34,000 restricted stock units, granted in consideration for Dr. Fletcher’s services as a director of the Company, that will vest within 60 days of April 20, 2026, or the Bios Directors RSUs. The shares held by Dr. Fletcher, the Bios Directors Option and the Bios Directors RSUs are indirectly held by BP Directors, LP, or Bios Directors. Bios Equity Partners, LP, or Bios Equity I, is the general partner of Bios Fund I, Bios Fund I QP, Bios Memory II and Bios Directors, or collectively, the Bios Equity I Entities. Bios Equity Partners II, LP, or Bios Equity II, is the general partner of Bios Fund II, Bios Fund II QP and Bios Fund II NT, or collectively, the Bios Equity II Entities. Bios Equity Partners III, LP, or Bios Equity III, is the general partner of Bios Fund III, Bios Fund III QP and Bios Fund III NT, or collectively, the Bios Equity III Entities. Bios Equity COF, LP, or Bios Equity COF, is the general partner of Bios Clinical Opportunity. Bios Capital Management, LP, or Bios Management, is a general partner of Bios Equity I, Bios Equity II, Bios Equity III, Bios Memory I and Bios Equity COF. Cavu Management is a general partner of Bios Equity I, Bios Equity II, Bios Equity III and Bios Memory I. Cavu Advisors, an entity controlled by Mr. Kreis is the general partner of Cavu Management. Bios Advisors GP, LLC, or Bios Advisors, an entity controlled by Dr. Fletcher, is the general partner of Bios Management. As the manager of Bios Advisors, Dr. Fletcher may be deemed to have shared voting and/or dispositive power with respect to Shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities, Bios Memory I, and Bios Clinical Opportunity. The address for the Bios Equity Entities is 1751 River Run, Suite 400, Fort Worth, Texas 76107.
(2)
Consists of (i) 443,727 shares of common stock and (ii) stock options to purchase 2,502,444 shares of our common stock that may be exercised within 60 days of April 20, 2026.

(3)
Consists of (i) 223,656 shares of common stock and (ii) stock options to purchase 316,082 shares of our common stock that may be exercised within 60 days of April 20, 2026.

(4)
Consists of (i) 141,347 shares of common stock, (ii) stock options to purchase 96,322 shares of our common stock that may be exercised within 60 days of April 20, 2026 and (iii) 27,456 restricted stock units that will vest within 60 days of April 20, 2026.

(5)
Consists of (i) 22,229 shares of common stock, (ii) options to purchase 38,292 shares of common stock that may be exercised within 60 days of April 20, 2026, (iii) 34,000 restricted stock units that will vest within 60 days of April 20, 2026 and (iv) 6,000,000 shares beneficially held by Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I. Dr. Fletcher is the general partner of Bios Management. As the manager of Bios Advisors, Dr. Fletcher may be deemed to have shared voting and/or dispositive power with respect to Shares directly or indirectly held by the Bios Equity I Entities, the Bios Equity II Entities, the Bios Equity III Entities and Bios Memory I.

(6)
Consists of (i) 14,500 shares of common stock, (ii) stock options to purchase 64,572 shares of our common stock that may be exercised within 60 days of April 20, 2026 and (iii) 34,000 restricted stock units that will vest within 60 days of April 20, 2026.

(7)
Consists of (i) 14,500 shares of common stock, (ii) stock options to purchase 64,572 shares of our common stock that may be exercised within 60 days of April 20, 2026 and (iii) 34,000 restricted stock units that will vest within 60 days of April 20, 2026.

(8)
Consists of (i) 52,461 shares of common stock, (ii) stock options to purchase 46,021 shares of our common stock that may be exercised within 60 days of April 20, 2026 and (iii) 34,000 restricted stock units that will vest within 60 days of April 20, 2026.

(9)
Consists of (i) 24,500 shares of common stock, (ii) stock options to purchase 39,505 shares of our common stock that may be exercised within 60 days of April 20, 2026 and (iii) 34,000 restricted stock units that will vest within 60 days of April 20, 2026.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2025, all required reports were filed on a timely basis under Section 16(a).

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR
TERM EXPIRING IN 2029
At the Annual Meeting, our stockholders will vote on the election of two Class II director nominees named in this Proxy Statement as directors, each to serve until our 2029 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Aaron Fletcher, Ph.D. and Lisa Ricciardi for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for her replacement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF AARON FLETCHER, PH.D. AND LISA RICCIARDI.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee of our Board has appointed and engaged EY to serve as our independent registered public accounting firm to audit the consolidated financial statements of us and any subsidiaries for the 2026 fiscal year, and to perform audit-related services. EY has served as our independent registered public accounting firm since 2020.
Stockholders are hereby asked to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the 2026 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY to serve as our independent registered public accounting firm is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.
Representatives of EY are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

OTHER INFORMATION
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer, (412) 481-2210. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
If any stockholders intend to present a proposal to be considered for inclusion in the proxy statement for our 2027 Annual Meeting of Stockholders, such stockholder proposals must be received by us no later than December 28, 2026. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Chief Financial Officer) to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Chief Financial Officer, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Stockholders intending to present a proposal or nominate a director for election at our 2026 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Financial Officer receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2027 Annual Meeting of Stockholders, our Chief Financial Officer must receive the proposal or nomination no earlier than February 17, 2027 and no later than the close of business on March 19, 2027. However, if we change the date of the 2027 Annual Meeting of Stockholders by more than 30 days before or 60 days after the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. If the stockholder does not meet the applicable deadlines, the notice will be considered untimely. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Chief Financial Officer. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934.

STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with our Board by writing to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Executive Officer.
Communications intended for a specific director or directors should be addressed to their attention to the Chief Financial Officer at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. Our Board has authorized the Chief Financial Officer, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
AVAILABILITY OF MATERIALS
Our 2025 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at https://cogrx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock, without charge, upon written request to Cognition Therapeutics, Inc., 2500 Westchester Ave., Purchase, New York 10577, Attn: Chief Financial Officer. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000699454_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class II Directors for a Three-Year Term Expiring in 2029. Nominees 01) Aaron Fletcher, Ph.D. 02) Lisa Ricciardi COGNITION THERAPEUTICS, INC. 2500 WESTCHESTER AVENUE PURCHASE, NY 10577 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CGTX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of Appointment of Ernst & Young LLP as the company's Independent Registered Public Accounting Firm for 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000699454_2 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com COGNITION THERAPEUTICS, INC. Annual Meeting of Stockholders June 17, 2026 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Lisa Ricciardi as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COGNITION THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 17, 2026, at www.virtualshareholdermeeting.com/CGTX2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side